UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 19, 2010
AMES TRUE TEMPER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)
(717) 737-1500
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 19, 2010, CHATT Holdings LLC, a Delaware limited liability company (the “Seller”), CHATT Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Seller (the “Parent”), Griffon Corporation, a Delaware corporation (“Griffon”), and Clopay Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Griffon (the “Buyer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller agreed to sell 100% of the issued and outstanding shares of common stock of the Parent, par value $0.01 per share, to the Buyer for a purchase price of $542 million (subject to certain adjustments) (the “Purchase Price”). Ames True Temper, Inc. (the “Company”) is an indirect wholly owned subsidiary of each of the Seller and the Parent.
     Consummation of the transactions contemplated by the Purchase Agreement (the “Transaction”) is subject to customary conditions, including (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain governmental restraints and (iii) the absence of a material adverse effect on the business of the Parent and its subsidiaries.
     The Buyer has obtained equity and debt financing commitments for the Transaction, the aggregate proceeds of which will be sufficient to pay the Purchase Price and all related fees and expenses. Griffon has committed to purchase equity interests in the Buyer on the terms and subject to the conditions set forth in an equity commitment letter, dated July 19, 2010, between Griffon and the Buyer (the “Equity Commitment Letter”). Griffon has provided a limited guarantee in favor of the Seller, dated July 19, 2010 (the “Limited Guarantee”), guaranteeing the performance of certain obligations of the Buyer under the Purchase Agreement subject to the terms and conditions of the Limited Guarantee.
     Goldman Sachs Lending Partners LLC has committed to provide up to $650 million in senior secured credit facilities (comprised of a term loan facility of up to $500 million and a revolving credit facility of up to $150 million), on the terms and subject to the conditions set forth in a commitment letter dated July 19, 2010 (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Commitments”).
     The Purchase Agreement contains certain termination rights for the Seller and the Buyer. Upon termination of the Purchase Agreement under specified circumstances by the Seller, the Buyer will be required to pay the Seller a termination fee equal to $20 million. The Seller and the Parent have the right to specifically enforce the terms and provisions of the Purchase Agreement in specified circumstances and subject to certain limitations. If the Financing Commitments are available to be drawn down by the Buyer and a court does not grant specific performance to the Seller or the Parent, then, under certain circumstances, the Seller or the Parent may institute proceedings for monetary damages, and in the event that the Seller or the Parent establishes in such proceeding that the Buyer has committed a willful breach of the Purchase Agreement, the parties have agreed that the Buyer will be required to pay the Seller or the Parent damages of not less than $20 million and up to $40 million.
     The Purchase Agreement contains customary representations and warranties by each of the Seller, the Parent and the Buyer. The Purchase Agreement also contains customary covenants of the Buyer, the Seller and the Parent, including with respect to the operation of the business of the Parent and its subsidiaries between the date of the Purchase Agreement and the consummation of the Transaction (the “Closing”). The Purchase Agreement also contains indemnity provisions relating to breaches of representations, warranties and covenants by the parties.
     Under the Purchase Agreement, the Buyer is expected to effect a tender offer for and/or substantially concurrent with the Closing cause the Company to effect a redemption offer and a covenant defeasance of both the Senior Floating Rate Notes due 2012 and the 10% Senior Subordinated Notes due 2012, in each case issued by the Company, in accordance with the indentures governing each series of Notes.
     In connection with the execution of the Purchase Agreement, certain members of management of the Company entered into agreements with the Company and Griffon that will be effective at and subject to the Closing (the “Management Agreements”). The Management Agreements generally address requirements that management reinvest certain proceeds from the Transaction into common stock of Griffon, make provision for the granting and vesting of restricted stock of Griffon to management and incorporate certain changes to their respective employment agreements to reflect Griffon as the new indirect parent of the Company.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement which is filed as Exhibit 10.1 to this Form 8-K, and the terms of which are incorporated herein by reference. The representations, warranties and other provisions in the Purchase Agreement were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and the Purchase Agreement should not be relied upon by buyers, sellers or holders of the Company’s securities.
Item 2.02 Results of Operations and Financial Condition.
     On July 19, 2010, ATT Holding Co. issued a press release relating to the Company’s estimated results of operations for its fiscal quarter ended July 3, 2010, a copy of which is furnished as Exhibit 99.1 hereto.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
     In connection with the execution of the Purchase Agreement, certain members of management of the Company entered into the Management Agreements with the Company and Griffon that will be effective at and subject to the Closing. A description of the Management Agreements is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.
Item 7.01 Regulation FD Disclosure.
     On July 19, 2010, Castle Harlan, Inc., which manages the investment funds that indirectly control the Company, issued a press release announcing the Transaction, a copy of which is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed with this Current Report on Form 8-K:
10.1 Stock Purchase Agreement, dated as of July 19, 2010, among CHATT Holdings LLC, CHATT Holdings Inc., Clopay Acquisition Corp. and Griffon Corporation.
99.1	Press Release issued by ATT Holding Co. on July 19, 2010.

99.2	Press Release issued by Castle Harlan, Inc. on July 19, 2010.

Forward-Looking Statements
     This Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Transaction, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the Transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)
Date: July 20, 2010	By:	/s/ Duane R. Greenly
Duane R. Greenly
President and Chief Executive Officer (Principal Executive Officer)